UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 14, 2015

ZOOM TELEPHONICS, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-53722	04-2621506
(Commission File Number)	(I.R.S. Employer Identification No.)

207 South Street, Boston, MA	02111
(Address of Principal Executive Offices)	(Zip Code)

(617) 423-1072
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2015, Philip Frank, age 44, a member of the Board of Directors, was appointed as Zoom’s new Chief Financial Officer.   Mr. Frank is a technology executive with over 20 years of experience. For the past ten years he worked for the Nokia Corporation’s Networks business, formerly Nokia Siemens Networks, based in London, UK.  At Nokia Networks Mr. Frank was most recently the Global Head of Corporate Development and M&A.  Earlier in his career Mr. Frank was an executive with AT&T Wireless prior to its sale to Cingular, as well as having worked with global advisory firms Diamond Technology Partners and Accenture.

On October 14, 2015, the Company granted Mr. Frank an option to purchase 150,000 shares of common stock of the Company.

Item 9.01	Financial Statements and Exhibits

(d)      Exhibits

Exhibit Number	Exhibit Description
99.1	Press release issued by Zoom Telephonics, Inc. dated October 19, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 19, 2015	ZOOM TELEPHONICS, INC.

	By:	/s/ Frank B. Manning
Frank B. Manning
President and Chief Executive Officer